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                                                               EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         VSUS TECHNOLOGIES INCORPORATED

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                       Pursuant to Sections 242 and 245 of
                      the Delaware General Corporation Law

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         This Amended and Restated Certificate of Incorporation (the
"Certificate") serves to amend and restate the Certificate of Incorporation of VSUS Technologies Incorporated, originally incorporated in the State of Delaware as Safe Mail Limited, on September 20, 2000. In accordance with Sections 242(b)(1) and 245(b) of the Delaware General Corporation Law ("DGCL"), this Certificate has been approved by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation.

         FIRST: The name of the Corporation is VSUS Technologies Incorporated (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901, in Kent County, and the name of such registered agent is XL Corporate Services, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

         FOURTH: The aggregate number of shares which this Corporation shall have the authority to issue is One Hundred and Twenty Million (120,000,000) shares, as follows:

                  a. Common Stock. Of the total authorized capital stock, the Corporation shall have the authority to issue One Hundred Million (100,000,000) shares, $.001 par value per share, which shares shall be designated as "Common Stock."

                  b. Preferred Stock. Of the total authorized capital stock, the Corporation shall have the authority to issue Twenty Million (20,000,000) shares, $.001 par value per share, which shares shall be designated "Preferred Stock."

                  The Board of Directors of the Corporation shall have the authority, without further action by the holders of the outstanding Common Stock, to designate one or more classes or series of Preferred Stock from time to time and issue shares under such class or



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         series, to cancel any such classes or series of Preferred Stock, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such class or series, including dividend rights, dividend rates, conversion or exchange rights, voting rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

                  Dividends on the Preferred Stock may be cumulative or noncumulative and may be payable at such rates, on such conditions, from such dates, and in such preference or in relation to the dividends payable on any other class or classes or series of stock, as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock. The Preferred Stock may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated in said resolutions.

                  Shares of any class or series of Preferred Stock may be convertible into, or exchangeable for, shares of the same or any other class or series of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments as shall be stated in said resolutions.

                  The Preferred Stock may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation.

                  The Preferred Stock may have such other relative, participating, optional or other rights, qualifications, limitations or restrictions as shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock.

                  Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

                  Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were, subject to the conditions or restriction on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and subject to any filing required by law.

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         FIFTH:   The Corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise of arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  a. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by or in the manner provided in the By-laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  b. The power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of Section 141(d) of the DGCL shall be set forth in a By-law adopted by the stockholders of the Corporation entitled to vote unless provisions for such classification shall be set forth in an amendment to this Certificate.

                  c. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of Section 242(b)(2) of the DGCL shall otherwise require; provided, that no share of any such class


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         which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102 of the DGCL, as the same may be amended and supplemented.

         NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: From time to time any of the provisions of this Certificate may be amended, altered or repealed, and other provisions, authorized by the laws of the State of Delaware at the time in force, may be added or inserted in the manner and at the time prescribed by said stockholders of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, hereby certifies that the facts herein above stated are true and correct, and accordingly executes this Certificate on this 14th day of April, 2004.

                                    VSUS TECHNOLOGIES INCORPORATED



                                    By:  /s/ Amiram Ofir
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                                             Name: Amiram Ofir
                                             Title: Chief Executive Officer


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